Exhibit 10.5

PROMISSORY NOTE

January 17, 2018	$75,000

KryptoBank Co., a Delaware corporation (the “Maker”), FOR VALUE RECEIVED, hereby promises to pay to Lyons Capital, LLC. a     Florida       corporation (the “Holder”), the principal amount of Seventy-Five Thousand Dollars ($75,000) (the “Principal Amount”) plus such additional amounts equal to the interest on the Principal Amount (the “Interest”) at a rate of twelve percent (12%) per annum, compounded annually. The Interest shall accrue on the outstanding balance until the date of repayment and shall be payable at the time and place and in the manner provided in this promissory note (the “Note”).

ARTICLE I

PAYMENT; MATURITY DATE

Section 1.1 Principal and Interest. The unpaid portion of the Principal Amount and Interest accrued on the Principal Amount shall be due and payable in full on or prior to the Maturity Date.

Section 1.2 Interest Rate. Interest only shall be due and payable in full on the Maturity Date. Interest shall accrue at a rate equal to twelve percent (12%) per annum, compounded annually until the Maturity Date, on which date the entire outstanding Principal Amount together with all unpaid Interest and all other amounts which may be due and owing to the Holder shall be due and payable in full.

Section 1.3 Computation of Interest. All computations of interest shall be made on the basis of a year of 360 days, and the actual number of days elapsed.

Section 1.4 Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Note shall exceed the maximum rate of interest permitted to be charged by the Holder to the Maker under applicable law, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest permitted by applicable law shall be deemed a voluntary prepayment of principal.

Section 1.5 Application of Payments. All payments made hereunder shall be applied first, to the payment of any fees or charges outstanding hereunder, second, to Interest and third, to the payment of the Principal Amount outstanding under the Note.

Section 1.6 Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a business day, such payment shall be made on the next succeeding business day and such extension will be taken into account in calculating the amount of interest payable under this Note.

ARTICLE II

TRANSFER; REPLACEMENT NOTE

Section 2.1         Restrictions on Transfer. This Note is non-negotiable.

Section 2.2 Replacement Note. If this Note is mutilated, lost, stolen or destroyed, the Maker shall issue, upon surrender and cancellation of the mutilated Note, or in lieu of and substitution for any lost, stolen or destroyed Note, a new Note in a principal amount equal to the then outstanding Principal Amount of this Note. All Interest due and payable under the Note at the time shall remain due and payable until paid. If this Note is lost, stolen or destroyed, a new Note shall be issued by the Maker only upon the Maker’s receipt of reasonably satisfactory evidence of such loss, theft or destruction. An affidavit by the Holder shall be deemed to be reasonably satisfactory evidence of any of the foregoing set forth therein.

ARTICLE III

EVENTS OF DEFAULT AND REMEDIES

Section 3.1 Events of Default. The Principal Amount and accrued Interest and any other amounts which are due and owing to the Holder under this Note, to the extent applicable, shall immediately become due and payable, at any time without any further demand, in cash, upon the first to occur of the following events (each, an “Event of Default”): (a) the commencement by or against the Maker of any liquidation and dissolution proceedings, bankruptcy, insolvency, moratorium, receivership, reorganization or similar proceeding, including any petition for relief unless such proceedings have been withdrawn within ninety (90) days or upon Maker’s shareholders resolution to voluntarily liquidate the Maker; or (b) the appointment of a receiver, liquidator, special manager or trustee over all or any part of the Maker’s assets, unless such appointment has been withdrawn within ninety (90) days or the appointment of a permanent liquidator or permanent receiver to take possession of the material property or assets of the Maker or an attachment is placed on the material property or assets of the Maker; or (c) the calling by the Maker of a meeting of creditors for the purpose of entering into a scheme of arrangement with them; or (d) a material breach or default under this Note by the Maker, which breach or default shall not have been remedied within fifteen (15) days following a written notice by the Holder.

Section 3.2 Remedies. Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default, the Holder may at its option, by written notice to the Maker (a) declare the entire Principal Amount of and Interest on the Note to be forthwith due and payable, whereupon the Principal Amount of and Interest on the Loan shall become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Maker and/or (b) exercise any or all of its rights, powers or remedies under this Note.

Section 3.3 Remedies Not Waived. No course of dealing between the Company and the Holder or any delay in exercising any rights hereunder shall operate as a waiver by the Holder.

ARTICLE IV

General Matters

Section 4.1 Notices. All written notices and other communications required by this Note shall be made via certified mail, return receipt requested, to the following addresses: To Maker: KryptoBank Co. Headquarters, 350 Lincoln Rd. 3rd Floor, Miami Beach Fl. 33139. To Holder: Lyons Capital, LLC., 7239 San Salvador Dr., Boca Raton, Fl. 33433.

Section 4.2 Expenses. The Maker shall reimburse the Holder for all reasonable out-of- pocket costs, expenses and fees (including reasonable expenses and fees of its external counsel) incurred by the Holder in connection with the transactions contemplated hereby including the negotiation, documentation and execution of this Note and the enforcement of the Holder’s rights hereunder.

Section 4.3 Governing Law; Jurisdiction. This Note shall be governed by and construed under the laws of the State of Florida without giving effect to rules of conflict of laws and the parties hereto voluntarily, unconditionally and irrevocably submit to the sole and exclusive jurisdiction of the appropriate courts of competent jurisdiction of the State of Florida to the absolute exclusion of any other court and any other jurisdiction.

Section 4.4 Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic format shall be effective as delivery of a manually executed counterpart of this Note.

Section 4.5 Successors and Assigns. Maker may not assign or transfer or purport to assign or transfer any of its rights or obligations hereunder to any third party without the prior written consent of the Holder. This Note and the rights under the loan documents may not be assigned by the Holder to a third party without the prior written consent of the Maker, which consent shall not be unreasonably withheld. This Note shall inure to the benefit of and be binding upon the parties hereto and their permitted assigns.

Section 4.6 Waiver of Notice. The Maker hereby waives presentment, demand for payment, protest, notice of dishonor, notice of protest or nonpayment, notice of acceleration of maturity and diligence in connection with the enforcement of this Note or the taking of any action to collect sums owing hereunder.

Section 4.7         Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

Section 4.8 Headings. The headings of the various sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

Section 4.9 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Holder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 4.10 Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

Section 4.11 Taxes. The Maker shall be solely responsible for tax or assessment relating to the issuance of this Note; provided, however, that the Maker shall not be responsible for the Holder’s tax obligations arising from the receipt of funds hereunder.

IN WITNESS WHEREOF, the Maker has caused this Note to be signed by its duly authorized officer on the date of this Note.

Maker:

KRYPTOBANK CO.,
a Delaware corporation

By: /s/ Robert Wolf
Name: Robert Wolf
Its: Chief Financial Officer

4